Exhibit 99.1

Media Contact: Kristen Kinley

Kristen.kinley@delphi.com

248-535-3930

For Release: 12:01 a.m. ET, December 5, 2017

Delphi Technologies completes spinoff into Powertrain and Aftermarket focused stand-alone company

LONDON, December 5, 2017 – Today, Delphi Technologies (NYSE: DLPH) became a $4.5 billion independent company trading on the New York Stock Exchange (NYSE). The new company, a spinoff from Delphi Automotive, builds upon the strength of its heritage of providing advanced vehicle propulsion solutions through combustion systems, electrification products and software and controls for global automotive, commercial vehicle and aftermarket customers.

“We are extremely well positioned to assist our customers worldwide to meet increasing regulatory demands around fuel economy and emissions,” said Liam Butterworth, newly appointed chief executive officer, Delphi Technologies. “We are paving the way towards full electrification with our comprehensive technology portfolio, best-in-class cost structure and a balanced geographic manufacturing footprint with 20 manufacturing facilities and 12 technical centers on three continents.”

The spinoff sees Delphi Technologies separate from Delphi Automotive, which will become Aptiv (APTV), a global technology company that is enabling the future of mobility.

Delphi Technologies’ 5,000 engineers will focus on solutions for electric vehicles and internal combustion engines for both the passenger car and commercial vehicle markets, while also meeting future demands for vehicle repair through its extensive global aftermarket network.

“Despite recent debates around the future of the internal combustion engine, market experts predict that around 95 percent of vehicles on the road will still have an engine in 2025, albeit with increasing degrees of electrification,” said Butterworth. “This means we have the opportunity to make significant step changes in vehicle performance on the way to a fully electric market. We continue to innovate in this space, which will include electrified vehicles with both gas and electric systems such as mild and full hybrid solutions.”

Delphi Technologies has the capabilities and portfolio to address stringent automotive regulations, including reductions in CO2 and key toxic emissions from combustion engines by more than 40 percent and 60 percent, respectively.

“Our focus on vehicle performance in these areas carries over into our aftermarket business, as it will play an important role in supporting vehicle repairs to maintain these future regulations,” said Butterworth. “The aftermarket team will have unique access to the engineering teams creating this technology, which will give them a distinct marketplace advantage.”

Delphi Technologies has a balanced revenue mix, best-in-class cost structure and experienced leadership. Butterworth has led the Powertrain segment since 2014 and now takes the helm for the newly established company with over 20,000 employees who will carry forward their industry-leading skills and expertise into an agile and responsive environment focused on market and customer needs.

Delphi Technologies will present its new brand at the Consumer Electronics Show (CES) in January, 2018 in booth #7512 in the North Hall.

About Delphi Technologies

Delphi Technologies is a technology company whose people focus on solving emissions and fuel economy challenges for the world’s leading automotive original equipment manufacturers and provides leading aftermarket service solutions. Headquartered in London, U.K., Delphi Technologies operates technical centers, manufacturing sites and customer support services in 24 countries. Visit delphi.com.

Forward-Looking Statements

This press release contains forward-looking statements that reflect, when made, the Company’s current views with respect to future events, plans and prospects. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from the Company’s expectations, express or implied, reflected in the forward-looking statements. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” ”predict” or “continue,” or the negative or other variations thereof and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company.